Exhibit 10.2

AMENDMENTS TO GRANTOR TRUST PROVISIONS OF
 MDCP, MICP and 2009 PSSP

    WHEREAS, Progress Energy, Inc. (the “Company”) entered into the Agreement and Plan of Merger with Duke Energy Corporation, dated as of January 8, 2011 (the “Merger Agreement”); and

    WHEREAS, the Merger Agreement requires the Company to amend certain nonqualified deferred compensation plans and any related grantor trust agreements to eliminate the requirement to fund the benefit obligations under such plans in connection with the transactions contemplated by the Merger Agreement.

    WHEREUPON, after discussion and upon motion duly made and seconded, it was unanimously:

    RESOLVED, that effective as of the date hereof, Section 11(b) of the Progress Energy, Inc. Amended and Restated Management Deferred Compensation Plan is amended by adding the following sentence at the end thereof:

Notwithstanding the preceding sentence, the Company shall not set aside funds, revocably or irrevocably, in one or more grantor trusts in connection with the transactions described in the Agreement and Plan of Merger between the Company and Duke Energy Corporation dated as of January 8, 2011.

    RESOLVED, that effective as of the date hereof, Section 14 of Article VI of the Progress Energy, Inc. Amended Management Incentive Compensation Plan is amended by adding the following sentence at the end thereof:

Nowithstanding the preceding sentence, the Company shall not set aside funds, revocably or irrevocably, in one or more grantor trusts in connection with the transactions described in the Agreement and Plan of Merger between the Company and Duke Energy Corporation dated as of January 8, 2011.

    RESOLVED, that effective as of the date hereof, the last sentence of Section 2.7 of the Executive and Key Manager 2009 Performance Share Sub-Plan established pursuant to the 2007 Plan (the “2009 Sub-Plan”) is amended to read as follows:

Notwithstanding the foregoing provisions of this Section 2.7, the Company shall establish no such trust if the assets thereof shall be includable in the income of Participants thereby pursuant to Section 409A(b); and provided further, that the Company shall establish no such trust and shall not set aside shares of Stock or cash, revocably or irrevocably, in connection with the transactions described in the Agreement and Plan of Merger between the Company and Duke Energy Corporation dated as of January 8, 2011.